Exhibit 11.1
                        Computation of Earnings Per Share

      The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for income from continuing operations:

U.S. dollars in thousands except share and per    Income            Shares           Per Share
share data                                      (Numerator)      (Denominator)         Amount
----------------------------------------------------------------------------------------------
Three Months Ended September 30, 1998
-------------------------------------
Basic earnings per share
Income available to common shareholders         $   3,994          13,923,799         $   0.29

Effect of Dilutive Securities:
  Class A Warrants                                                         --
  Director and Employee Options                                           772
  Class B Warrants                                                         --
                                                ----------------------------------------------
Diluted earnings per share
Income available to common shareholders         $   3,994          13,924,571         $   0.29
                                                ==============================================

Three Months Ended September 30, 1997
-------------------------------------
Basic and diluted loss per share
Loss available to common shareholders           $    (310)            180,000         $  (1.72)
                                                ----------------------------------------------

Nine Months Ended September 30, 1998
------------------------------------
Basic earnings per share
Income available to common shareholders         $  10,492          13,923,799         $   0.75

Effect of Dilutive Securities:
  Class A Warrants                                                    164,516
  Director and Employee Options                                        51,729
  Class B Warrants                                                     32,903
                                                ----------------------------------------------

Diluted earnings per share
Income available to common shareholders         $  10,492          14,172,947         $   0.74
                                                ==============================================

Nine Months Ended September 30, 1997
------------------------------------
Basic and diluted earnings per share
Income available to common shareholders         $    (113)            180,000         $  (0.63)
                                                ==============================================

The Company was recapitalized in December 1997. In order to provide a presentation comparable to 1998, all 1997 share amounts used in the earnings per share calculation have been presented on a recapitalized basis.


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